UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/PRE-EFFECTIVE AMENDMENT NO. 1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TIA lV, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization

6199
(Primary Standard Industrial Classification Code Number

76-0836770
(I.R.S. Employer Identification Number)

1761 Victory Boulevard, Staten Island, NY 10314; 718-442-6272
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1761 Victory Boulevard, Staten Island, NY 10314; 718-442-6272
(Name, address, including zip code, and telephone number, including area code, of agent of service)
Copies of communications to:
Gary B. Wolff, Esq. Gary B. Wolff, P.C. 488 Madison Avenue, Suite 1100 New York, New York 10022 212-644-6446

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share [1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee

Common stock, $0.0001 par value per share	45,289,944 shares	$.10	$4,528,994	$322.92	*

*Paid with initial filing.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

1            The offering price is the stated, fixed price of $0.01 per share for the purpose of calculating the registration fee pursuant to Rule 457. This amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices if a market ever develops of which there can be no assurances given.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion __, 2010
45,289,944 SHARES

COMMON STOCK

TIA lV, INC.

This is a resale prospectus for the resale of up to 45,289,944 shares of our common stock by the selling stockholders, including our three officers and directors who currently own 82.36% of our outstanding common stock and are offering an aggregate of 16,353,461 shares which comprises 36.11% of all shares being offered. We will not receive any proceeds from the sale of the shares.

Our common stock is not traded on any public market. A market maker has agreed to file a 211 application with the Financial Industry Regulatory Authority (“FINRA”)  to have our common stock quoted on the Over-the-Counter Bulletin Board ("OTCBB") maintained by FINRA upon the effectiveness of the registration statement of which this prospectus is a part. The market maker may not be successful in such efforts, and our common stock may never be quoted or trade in any public market.

Selling stockholders will sell at a fixed price of $.10 per share until our common shares are quoted on the OTCBB and, thereafter, at prevailing market prices or privately negotiated prices.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ___, 2010.

PROSPECTUS SUMMARY

About TIA lV, Inc.

TIA IV, Inc. (the “Company”) was incorporated in the state of Delaware on August 17, 2006 with an initial objective to acquire, or merge with, an operating business.   On August 20,   2008, we entered into and consummated a Securities Purchase Agreement. Under the terms of the Purchase Agreement, Ralph Porretti, Jim McAlinden and Peter Ng, our current three officers and directors, acquired an aggregate of 13,500,000 common shares of the Company at $.0001 per share.

The Company is now a financial advisory firm dedicated to debt mitigation by assisting creditors in arrears of credit card and similar debt as well as working with both homeowners and financial mortgage institutions in preventing foreclosures. We are doing business as National Mitigation Specialists.

Since October 1, 2008, the Company has issued 148,795,855 restricted shares of common stock principally to satisfy obligations.

TIA has a net capital deficit of $330,518 and a working capital deficiency of $344,356 at December 31, 2009. The report of its independent registered public accountant includes an explanatory paragraph about the uncertainty of TIA to continue as a going concern. TIA is taking steps to expand its debt mitigation business. However, no assurances can be given that our efforts will be successful or that we will be able to continue as a going concern.

Our current and proposed activities are described on our website, www.nmspecialists.com, which provides information relating to us, including our integrated debt modification programs and debt negotiation and what we believe to be customer benefits of these programs.

Our executive offices are located at 1761 Victory Boulevard, Staten Island, NY 10314, and our telephone number is 718-442-6272.  We may refer to ourselves in this prospectus as "TIA,” "NMS," the “Company,” "we," or "us."

The Offering

As of April 20, 2010, we had 165,186,483 shares of common stock outstanding which are held by 178 shareholders of record. The shares being offered for resale under this prospectus by the selling stockholders identified herein consist of 27.42% of the outstanding shares of our common stock and include more than 99% of shares held by non-affiliates.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholders	45,289,944 shares

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors
The purchase of our common stock involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

Trading Market
None. While a market maker has agreed to file a Rule 211 application with FINRA in order to receive a trading symbol and have our common stock quoted on the OTCBB, such efforts may not be successful. Our shares may never be quoted, and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

The Company may not be able to meet the requirements for a public listing or quotation of its common stock. Further, even if the Company's common stock is quoted or granted listing, a market for the common shares may not develop.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	September 30,		December 31, 2009
	2009	2008	(unaudited)
Current assets	$112,376	$1,093	$86,968

Current liabilities	$457,413	$39,506	$431,324

Stockholders’ deficit	$(327,990)	$(38,413)	$(330,518)

Income Data:			Three Months Ended December 31,
	Year Ended September 30,		(unaudited)
	2009	2008	2009	2008
Net revenues	$159,013	$-0-	$173,236	$5,400
Gross profit (loss)	$87,316	$-0-	$105,866	$(7,193)
Operating expenses	$4,169,837	$24,035	$180,576	$44,782
Net (loss)	$(4,099,501)	$(25,542)	$(78,011)	$(56,712)
Net (loss) per common share - basic and diluted	$(0.05)	$(0.01)	$(.0005)	$(.0034)
Weighted average number of shares outstanding – basic and diluted	90,562,092	2,766,138	158,420,179	16,575,556
Operating expenses during the fiscal year ended September 30, 2009 includes $3,756,930 satisfied through the issuance of 125,231,000 shares of common stock, valued at $.03 per share, to our three principal officers.

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock.  You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.           TIA has a net capital deficit of $327,990 and a working capital deficiency of $345,037 at September 30, 2009. The report of our independent registered public accountant includes an explanatory paragraph about the uncertainty of TIAbeing able to continue as a going concern.

TIA has a net capital deficit of $327,990 and a working capital deficiency of $345,037 at September 30, 2009. The report of its independent registered public accountant at September 30, 2009 includes an explanatory paragraph about the uncertainty of TIA to continue as a going concern. The net capital deficit was $330,518 and the working capital deficiency was $344,356 at December 31, 2009.TIA is taking steps to expand its debt mitigation business. However, no assurances can be given that our efforts will be successful or that we will be able to continue as a going concern.

2.            Our industry includes significant competition, including lawyers and other debt mitigation firms.

Our debt mitigation industry is very competitive and has relatively low barriers to entry. Competitors include lawyers as well as other debt mitigation companies. Many of these competitors have substantially greater name recognition, financial and other resources, including employees, and business contacts than do us. No assurances can be given that we will succeed given the number and resources of our competitors.

3.           Our senior officers have no meaningful accounting or financial reporting education or experience and, accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

Our senior financial and executive officers have no meaningful financial reporting education or experience. They are and will continue to be heavily dependent on advisors and consultants. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

4.           The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of this compliance could be significant. If our revenues do not increase and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs in the normal course of business which would result in our being unable to continue as a going concern.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended, we will be required, beginning with our year ending September 30, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. Furthermore, in the following year, our independent registered public accounting firm will be required to report separately on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting. We have not yet commenced any formal assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

5.           Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

(i)	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

(ii)
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

(iii)
provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.  Investors relying upon this misinformation may make an uninformed investment decision.

6.           Having only three directors, who are also officers, limits our ability to establish effective independent corporate governance procedures and increases the control of our president.

We have only three directors, who are also our three officers. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

7.           New laws and regulations that could make our industry more difficult to pursue could be adopted.

The debt mitigation industry has received considerable scrutiny and adverse publicity during the recent period of economic recession. Federal or state governments, as well as some regulatory bodies, could pass or adopt laws or regulations that could limit or restrict the nature of our business.

Risks Related to Our Common Stock

8.           Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized 250,000,000 common shares, but unissued 84,813,517 shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material.

9.           The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our Company.

Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our Company.

10.           Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we may be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

11.           Currently, there is no established  public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether:

(i)	any market for our shares will develop;

(ii)	the prices at which our common stock will trade; or

(iii)
the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of TIA and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities.  Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions. See “Plan of Distribution” and Risk Factor #13 below.

12.           Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

 Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

13.           The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

14.           Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.  See also “Plan of Distribution-State Securities-Blue Sky Laws.”

15.          Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. (See also Certificate of Designation, Power, Preferences and Rights of Series A Convertible Preferred Stock that was filed in Delaware on January, 8, 2010 and included as Exhibit 3.4 to the registration statement of which this prospectus is a part.)

16.          The ability of our three principal officers to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this offering, our three principal officers will beneficially own an aggregate of approximately 72.46% of our outstanding common stock assuming the sale of all shares being registered. Because of their beneficial stock ownership, our three principal officers will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our three principal shareholders may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our three principal officers. This level of control may also have an adverse impact on the market value of our shares because our three principal officers may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

17.          We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock if, and when, trading of the shares commences.

18.          Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

If our shares become eligible for quotation on the OTCBB, we will be required to remain current in our filings with the SEC, and our securities will not be eligible for quotation if we are not current in our filings with the SEC.19.

If our shares become eligible to be quoted on the OTCBB, of which there can be no assurances, we will be required to remain current in our filings with the SEC in order for shares of our common stock to remain eligible for quotation on the OTCBB. In the event that we become delinquent in our required quarterly and annual filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the OTCBB, investors in our common stock may find it difficult to sell their shares. During the past two years, we have been delinquent in filing two quarterly reports on Form 10Q. We filed extension requests for most other periodic filings and filed the reports within the extension periods.

Additionally, pursuant to OTCBB rules relating to the timely filing of periodic reports with the SEC, any OTCBB issuer which fails to file a periodic report (Form 10-Q's or 10-K's) by the due date of such report (not including any extension granted to the issuer by the filing of a Form 12b-25), three times during any 24 month period is automatically de-listed from the OTCBB. Such removed issuer would not be re-eligible to be listed on the OTCBB for a period of one-year, during which time any subsequent late filing would reset the one-year period of de-listing. Furthermore, any issuer delisted from the OTCBB more than one time in any 24 month period for failure to file a periodic report would be ineligible to be re-listed for a period of one-year, during which time any subsequent late filing would reset the one-year period of de-listing.  As such, if we are late in our filings three times in any 24 month period and are de-listed from the OTCBB, or if our securities are de-listed from the OTCBB two times in any 24 month period for failure to file a periodic report, our securities may become worthless and we may be forced to curtail or abandon our business plan.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders none of which are acting in concert with us or as a conduit of us. We are registering 45,289,944 of our 165,186,483 currently outstanding shares of common stock for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

At April 20, 2010, we had 178 shareholders of record and 165,186,483 shares of common stock outstanding. These shares were issued as follows:

	Number of shares		Amount $
Founder shares issued on August 28, 2006 at $0.0001 per share	1,000,000		100

Common shares sold to Messrs. Porretti, McAlinden and Ng for $0.0001 per share on August 20, 2008	13,500,000		1,350

Shares issued to Ms. Mary Passalaqua for $0.0001 per share as part of her separation and resignation agreement on August 20, 2008	1,500,000		150

Shares sold on August 20, 2008 for $0.03 per share	386,628		11,599

Shares sold on August 20, 2008 for $0.25 per share	4,000		1,000

In October and November 2008 the Company issued shares of common stock for services with the shares being valued at $0.03 per share	233,025		6,991

Issuance of shares on December 23, 2008 to wife of the Company's secretary in connection with the receipt of a $27,000 loan from her	540,000	(1)	16,200

Sale of shares of common stock in November 2008 for $0.03 per share	93,330		2,800

In January through June 2009 the Company issued shares of common stock for services with the shares being valued at $0.03 per share	165,500		7,066

In September 2009, the Company sold shares of common stock	15,033,000	(2)	18,300

Common shares issued as compensation with the shares value at approximately $0.03 per share	125,231,000		3,756,930

Shares issued to outside counsel in December 2009 for legal services	7,500,000		75,000

Total shares issued	165,186,483

(1) The Company issued 540,000 shares of common stock as specified in the Note due to the wife of the Company's secretary. The stock was issued on December 23, 2008 at $0.03 per share and recorded as a deferred financing cost in the amount of $16,200. These deferred financing costs are being amortized over the term of the note. Amortization expense with respect to the deferred financing costs amounted to $10,628 for the year ended September 30, 2009

(2) These shares include 15,000,000 shares sold to JW Financial, LLC, which is controlled by J. Scott Watkins, for $15,000. Neither JW Financial, LLC nor Mr. Watkins is a broker-dealer or an affiliate of a broker-dealer. We made the sale because we needed the $15,000 for operating costs and because Mr. Watkins has many business contacts that could be helpful in referring business to us.

The stockholders had an opportunity to ask questions of and receive answers from our executive officer and were provided with access to our documents and records in order to verify the information provided.   Each of these shareholders who was not an accredited investor represented that he/she had such knowledge and experience (exclusive of any minor children for whom they hold securities as record-holders) in financial and business matters that he/she was capable of evaluating the merits and risks of the investment, and we had grounds to reasonably believe immediately prior to making any sale that such purchaser falls within this description.  All transactions were negotiated in face-to-face or telephone discussions between our executives and the individual purchaser, (exclusive of the aforesaid minor children) each of whom indicated that they met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended. TIA has made a determination that each of these investors is a “sophisticated investor” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment.  Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with TIA.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on our stock transfer records.

All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling shareholder’s beneficial ownership of shares of our common stock as of April 20, 2010 and as adjusted to give effect to the sale of the shares offered hereunder.

Selling Security Holders	Shares Owned Before Offering	Shares Being Offered	Number and Percentage of Shares To Be Owned After Offering Completed	Relationship to TIA, its Officers or Affiliates

Ralph Porretti	44,366,667	5,451,154	38,915,513	Chief Executive Officer
James McAlinden	46,166,666	5,451,154	40,715,512	President and Director
Peter Ng	45,516,667	5,451,153	40,065,514	Vice President and Director
Abramson Elyse	3,333	3,333	0	Shareholder
Adams Jamil	3,333	3,333	0	Shareholder
Anarumo Louis	2,000	2,000	0	Shareholder
Anderson Jared	15,333	15,333	0	Shareholder
Armanno Patricia	3,333	3,333	0	Shareholder
Austin Christopher S	10,000	10,000	0	Shareholder
Berlanga Yvette	3,333	3,333	0	Shareholder
Bialik Jerzy	2,000	2,000	0	Shareholder
Bradley Ronald	3,333	3,333	0	Shareholder
Burgess Amy	3,333	3,333	0	Shareholder
Burgess Amy & Henry	4,000	4,000	0	Shareholder
Burgess Henry	3,333	3,333	0	Shareholder
Burke Evelyn	3,333	3,333	0	Shareholder
Burke Evelyn C	10,000	10,000	0	Shareholder
Burke Evelyn C C/F Hazel Burke	3,333	3,333	0	Shareholder
Burke June	3,333	3,333	0	Shareholder
Cali Carissa	666	666	0	Shareholder
Cali William	3,333	3,333	0	Shareholder
Carrozza Vincent	3,333	3,333	0	Shareholder
Cavanagh Alfred J	3,333	3,333	0	Shareholder
Cavanagh Brian	3,333	3,333	0	Shareholder
Cavanagh Kia	3,333	3,333	0	Shareholder
Cavanagh Michael	3,333	3,333	0	Shareholder
Chiappone Magda	1,000	1,000	0	Shareholder
Choy Mong Sze	66,666	66,666	0	Shareholder
Christiano Eric	3,333	3,333	0	Shareholder
Cohen Alan	3,333	3,333	0	Shareholder
Conrad Thomas	3,333	3,333	0	Shareholder
Console Eduardo	3,333	3,333	0	Shareholder
Console Giancarlo	3,333	3,333	0	Shareholder
Cook Dorothy	3,333	3,333	0	Shareholder
Corino Raymond	3,333	3,333	0	Shareholder
Cox Sun In	3,333	3,333	0	Shareholder
Cozzi Dante	3,333	3,333	0	Shareholder
Cozzi Michael	3,333	3,333	0	Shareholder
Crapanzano Anthony	40,000	40,000	0	Shareholder
Crisera Christopher	3,333	3,333	0	Shareholder
Cunningham Christopher	3,333	3,333	0	Shareholder
Daves Jeffrey & Leslie	3,333	3,333	0	Shareholder
Degruccio Joann	10,000	10,000	0	Shareholder

Degruccio Philip	13,000	13,000	0	Shareholder
Deluca Thomas	3,333	3,333	0	Shareholder
Dempsey Caroline	3,333	3,333	0	Shareholder
Dempsey Daniel C	3,333	3,333	0	Shareholder
Dempsey Patricia	3,333	3,333	0	Shareholder
Depaolo Mary	3,333	3,333	0	Shareholder
Diana Luis	3,333	3,333	0	Shareholder
Diana Maria	3,333	3,333	0	Shareholder
Diaz Raymond E	3,333	3,333	0	Shareholder
Dilan Angelo	3,333	3,333	0	Shareholder
Dilan Hector A	3,333	3,333	0	Shareholder
Dilan Jazmin L & Nereida	3,333	3,333	0	Shareholder
Dilan Joe	3,333	3,333	0	Shareholder
Dilan Louis A & Nereida	3,333	3,333	0	Shareholder
Dilan Nereida	3,333	3,333	0	Shareholder
Dilan Rebecca	3,333	3,333	0	Shareholder
Ditaranto Jeff & Orla	3,333	3,333	0	Shareholder
Ditaranto Orla & Jeff	3,333	3,333	0	Shareholder
Evangelista Paul	101,665	101,665	0	Shareholder
Fang-I Chu Jenny	100,000	100,000	0	Shareholder
Fasuer Eric P	3,333	3,333	0	Shareholder
Fau-Sor	3,333	3,333	0	Shareholder
Fauser Associates PC	3,333	3,333	0	Shareholder
Fauser Eric P C/F Eric Fauser Jr	3,333	3,333	0	Shareholder
Fauser Eric P C/F Jaime Morrison	3,333	3,333	0	Shareholder
Fauser Eric P C/F Kellie Venini	3,333	3,333	0	Shareholder
Fauser Eric P C/F Kristie Fauser	3,333	3,333	0	Shareholder
Fidelity Transfer Company	0	0	0	Shareholder
Galatolo Joseph	3,333	3,333	0	Shareholder
Gallagher Catherine	3,333	3,333	0	Shareholder
Gallo Diane	3,333	3,333	0	Shareholder
Gengo Paul	10,000	10,000	0	Shareholder
Gibson Lola	3,333	3,333	0	Shareholder
Gieri Giovanna	2,000	2,000	0	Shareholder
Grimes Ernest	3,333	3,333	0	Shareholder
Hoang Nam Thuy	3,333	3,333	0	Shareholder
Indelicato Savina	10,000	10,000	0	Shareholder
Jones Marianne	3,333	3,333	0	Shareholder
Jones Richard	3,333	3,333	0	Shareholder
Jones Thomas	3,333	3,333	0	Shareholder
JW Financial LLC	15,000,000	15,000,000	0	Shareholder
Karlsberg Margaret	3,333	3,333	0	Shareholder
Kazalski Daniel	3,333	3,333	0	Shareholder
Kazalski Debra	3,333	3,333	0	Shareholder
Kazalski Salvatore	3,333	3,333	0	Shareholder
Kazalski Salvatore Jr.	3,333	3,333	0	Shareholder
Kim Oi Chee	100,000	100,000	0	Shareholder
Koehl Darci	3,333	3,333	0	Shareholder
Koehler Martin P	3,333	3,333	0	Shareholder
Lanciano Anthony	3,333	3,333	0	Shareholder
Lee Jane	5,000	5,000	0	Shareholder
Liotta Antoinette	3,333	3,333	0	Shareholder

Liotta Samantha	6,064	6,064	0	Shareholder
Litvin Donna	3,333	3,333	0	Shareholder
Litvin Laurence	3,333	3,333	0	Shareholder
Liu Mike	10,000	10,000	0	Shareholder
Liu Xian Ci	10,000	10,000	0	Shareholder
Lobasso Patrick J	3,333	3,333	0	Shareholder
Lombardo Agostino	3,333	3,333	0	Shareholder
Lui Benny Kit	20,000	20,000	0	Shareholder
Lui Miu Yue	540,000	540,000	0	Shareholder
Majeski Prudie	100,000	100,000	0	Shareholder
Malec Joann	1,003,333	1,003,333	0	Sister of Ralph Porretti, CEO
Malec Paul	253,333	253,333	0	Nephew of Ralph Porretti, CEO
Mallon Laura	3,333	3,333	0	Shareholder
Meinhold Richard	3,333	3,333	0	Shareholder
Miller Carl A	3,333	3,333	0	Shareholder
Monti John	253,333	253,333	0	Shareholder
Monti Maria	6,996	6,996	0	Shareholder
Morabito Stanley	3,333	3,333	0	Shareholder
Morabito Vincent	3,333	3,333	0	Shareholder
Morales Grace M	3,333	3,333	0	Shareholder
Morales Theresa & Grace M	3,333	3,333	0	Shareholder
Moy Kevin	3,333	3,333	0	Shareholder
Moy Tammy	3,333	3,333	0	Shareholder
Ng Jamie	200,000	200,000	0	Relative of Peter Ng, Director
Ng San Chung	200,000	200,000	0	Relative of Peter Ng, Director
Nghiem Cu Van	50,000	50,000	0	Shareholder
O'neill Shannon	1,665	1,665	0	Shareholder
O'neill Shannon	3,333	3,333	0	Shareholder
Parker Carmen	3,333	3,333	0	Shareholder
Passalaqua Mary	1,000,000	1,000,000	0	Shareholder
Passalaqua Mary	1,500,000	1,500,000	0	Shareholder
Perkowski Dean J Jr	25,311	25,311	0	Shareholder
Perkowski Dean Sr	9,993	9,993	0	Shareholder
Perkowski Edward	3,333	3,333	0	Shareholder
Perkowski Valerie Lynn	3,333	3,333	0	Shareholder
Porretti Rhonda	100,000	100,000	0	Wife of Ralph Porretti, CEO
Ramcharitar Vijay	3,333	3,333	0	Shareholder
Raymond George C	3.333	3.333	0	Shareholder
Regerio Robert	10,000	10,000	0	Shareholder
Regulator Maintenance Corp.	3,333	3,333	0	Shareholder
Renigado Noel	3,333	3,333	0	Shareholder
Renta Pedro J	3,333	3,333	0	Shareholder
Riccardo Antoinette	3,333	3,333	0	Shareholder
Riccuiti Frank Jr.	333	333	0	Shareholder
Rizzo Francis J	2,000	2,000	0	Shareholder
Roa David and Grace M Morales	3,333	3,333	0	Shareholder
Ruiz Denise	3,333	3,333	0	Shareholder

Ruiz Eric Daniel	3,333	3,333	0	Shareholder
Ruiz James	3,333	3,333	0	Shareholder
Ruiz James Michael	3,333	3,333	0	Shareholder
Saccone John	3,333	3,333	0	Shareholder
Santiago Janet	25,000	25,000	0	Shareholder
Scheno Patricia	3,333	3,333	0	Shareholder
Schmidt John	3,333	3,333	0	Shareholder
Sharon L Silver LLC	3,333	3,333	0	Shareholder
Silver Sharon	3,333	3,333	0	Shareholder
Slavik Christopher	3,333	3,333	0	Shareholder
Slavik Glenda	3,333	3,333	0	Shareholder
Slavik Glenda C/F Michelle	3,333	3,333	0	Shareholder
Slavik Glenda C/F Yvonne Sayson	3,333	3,333	0	Shareholder
Slavik Jennifer	3,333	3,333	0	Shareholder
Slavik Joanne	3,333	3,333	0	Shareholder
Slavik Nicole	3,333	3,333	0	Shareholder
Slavik Patricia	3,333	3,333	0	Shareholder
Stanco Sandra L	3,333	3,333	0	Shareholder
Stein Robert	50,000	50,000	0	Shareholder
Stemner Michael	3,333	3,333	0	Shareholder
Van De Kamp Theodore J	100,000	100,000	0	Shareholder
Vazac Fred F	3,333	3,333	0	Shareholder
Vazac Maureen A	3,333	3,333	0	Shareholder
Volkerts Jan C	3,333	3,333	0	Shareholder
Walters Troy A	3,333	3,333	0	Shareholder
Washington Garren	3,833	3,833	0	Shareholder
Wedlock Mark	3,333	3,333	0	Shareholder
Wilkinson Bruce W	2,000	2,000	0	Shareholder
Windswept Properties Inc	3,333	3,333	0	Shareholder
Wolff Gary B	7,500,000	7,500,000	0	Outside Counsel to the Company
Zaza Jason	40,000	40,000	0	Shareholder
Znack Renee	3.333	3.333	0	Shareholder

* Percentage is only indicated if greater than 1%

To the best of management’s knowledge, none of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

Selling Stockholders will sell at a fixed price of $.10 per share until our common shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed or quoted on any public exchange, a market maker has agreed to file a Rule 211 application with FINRA on our behalf to permit our shares to be quoted on the OTCBB upon the effectiveness of the registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If any application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors. The registration statement, of which this prospectus is a part, must be effective in order for our securities to be eligible for quotation on the OTCBB. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. A market maker has agreed to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

The following chart summarizes Rule 144 from SEC Release no. 33-8869 which became effective on February 15, 2008.

	Affiliate or Person Selling on Behalf of an Affiliate	Non-Affiliate (and has Not Been an Affiliate During the Prior Three Months)

[2]Restricted Securities of Reporting Issuers
During six-month holding period no re-sales under Rule 144 permitted

After six month holding period may resell in accordance with all Rule 144 requirements including:
•      Current Public information
•      Volume limitations
•      Manner of sale requirements for equity securities, and
•      Filing of Form 144

During six-month holding period no re-sales under Rule 144 permitted.

After six-month holding period but before one year – unlimited public re-sales under Rule 144 except that the current public information requirement still applies.

After one-year holding period – unlimited public re-sales under Rule 144; need not comply with any other Rule 144 requirement.

Restricted Securities of Non-Reporting Issuers
During one-year holding period – no re-sales under Rule 144 permitted.

After one-year holding period – may resell in accordance with all Rule 144 requirements, including;
•      Current Public information;
•      Volume limitations,
•      Manner of sale requirements for equity securities, and
•      Filing of Form 144.
During one-year holding period – no re-sales under Rule 144 permitted. After one-year holding period – unlimited public re-sales under Rule 144; need not comply with any other Rule 144 requirements

2 We are a Reporting Issuer.

There is no TIA common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we have been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

The number of shares sold by such person within any three-month period cannot  exceed the greater of:

•	1% of the total number of our common shares then outstanding; or

•
The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

We were classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act until the commencement of our current debt mitigation business in October 2008, at which time we began generating revenue from our planned business activities.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

•
If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

•
If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

However, no assurance can be given as to

•	the likelihood of a market for our common shares developing,

•	the liquidity of any such market,

•	the ability of the shareholders to sell the shares, or

•	the prices that shareholders may obtain for any of the shares.

 No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements.  Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•	our future operating results;

•	our business prospects;

•	any contractual arrangements and relationships with third parties;

•	the dependence of our future success on the general economy;

•	any possible financings; and

•	the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning.   Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements.   Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus.   Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.   The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

In October 2008, we began operating a debt mitigation business d/b/a National Mitigation Specialists ("NMS"). In all times, there are people who become delinquent in making debt payments because of illness, temporary loss of job or because they became financially over extended. We believe that the severe economic recession with the related tightening of credit that impacted the United States in 2008 and 2009 resulted in many more debt defaults and delinquencies than would typically be the case. Many of the people who are delinquent are responsible people who were impacted by the recession and could restore their credit standing and meet their obligations in the future if they receive a fair opportunity to do so. We established our business to provide reasonable opportunities for these types of responsible people.

We obtain clients through advertising and referrals. The referrals come from previous clients and professionals like lawyers and accountants. Our increasing trends in revenue result from larger numbers of contacts and referral sources being built over time. Our strategic plan is to continue advertising and developing contacts. However, no prediction can be made as to the likely success of our strategy or the timing of any success that does occur.

To keep costs down, we have three employees who are our principal officers. To date, other work is done by contractors and reviewed by an officer. We typically have been using 10 to 15 contractors.

Results of Operations

The primary reason for the significant increase in sales, operating losses, cost of sales, selling, general and administrative expenses and interest expense were all primarily if not entirely the result of the fact that we were a shell company until our entry into Securities Purchase Agreement in August 2008 with our current debt mitigation business operations commencing shortly thereafter.

Sales/Net Profit

The total sales for TIA for the fiscal year ended September 30, 2009, were $146,738 compared to $0 for the fiscal year ended September 30,  2008; an increase in sales of $146,738.  Operating net loss for the year ended September 30, 2009 was $378,171 or net operating loss per share of $.0042, compared to a net operating loss for the fiscal year ended September 30, 2008 of $25,542, or a net operating loss per share of $.009.

Cost of Sales

Cost of sales for the fiscal year ended September 30, 2009 was $71,697 compared to cost of sales for the fiscal year ended September 30, 2008 in the amount of $0; a increase of $71,697.

Selling, General and Administrative Expenses

Selling, general and administrative expenses (exclusive of depreciation) for the fiscal years ended September 30, 2009 and 2008 were $4,168,532 and $24,035, respectively.  The principal expense category in 2009 was management fees of $3,883,830 relating to our three principal officers. Of this amount, $3,756,930 was satisfied through the issuance of 125,000,000 shares of our common stock valued at $.03 per share. In addition, we incurred office costs of $108,640 relating to work of contractors, $61,334 in print and broadcast advertising, $20,150 in rent and $50,649 in accounting and audit services. These types of costs are likely to continue, except that management fees will decrease because there are no current plans to provide additional significant levels of stock-based compensation.

Interest Expense

Interest expense for the fiscal years ended September 30, 2009 and 2008 were $16,980 and $1,507, respectively: an increase of $15,473.

Three Months Ended December 31, 2009 and 2008

Operating results for the three months ended December 31, 2009 and 2008 consisted of:

	2009	2008

MITIGATION REVENUE	$168,175	$5,400
DEBT NEGOTIATION REVENUE	5,061	0
TOTAL REVENUES	173,236	5,400
DIRECT COSTS	(67,370)	(12,593)
GROSS PROFIT (LOSS)	105,866	(7,193)

EXPENSES:
OFFICE EXPENSES	(30,951)	(14,029)
RENT EXPENSE	(5,300)	(2,450)
ADVERTISING EXPENSE	(8,147)	(19,872)
BANK SERVICE CHARGES	(723)	(122)
TRAVEL AND ENTERTAINMENT EXPENSES	(367)	(807)
CONSULTING EXPENSES	(600)	(341)
VEHICLE EXPENSES	0	(237)
REPAIRS AND MAINTENANCE	(715)	(2,131)
UTILITIES	(1,123)	(550)
TELEPHONE	(6,503)	(764)
ASSOCIATION DUES	0	(430)
MANAGEMENT FEES	(43,450)	0
ACCOUNTING FEES	(6,888)	0
LEGAL FEES	(75,300)	(3,000)
OTHER FORMATION COSTS	0
SELLING, GENERAL & ADMINISTRATIVE EXPENSES	(180,067)	(44,733)
DEPRECIATION EXPENSE	(509)	(49)
TOTAL EXPENSES	(180,576)	(44,782)

LOSS FROM OPERATIONS	(74,710)	(51,975)
OTHER INCOME/(EXPENSE)
INTEREST EXPENSE	(3,301)	(4,737)

NET LOSS	$(78,011)	$(56,712)

All activities were conducted in the same way. Revenues increased because our advertising and marketing activities led to more client inquiries and referrals.

The management fees in 2009 were paid under contracts to our three principal officers. The legal fee expenses were entirely settled through the issuance of 75,000,000 shares of our common stock to our outside counsel. Counsel provided planning and organizational services that are largely anticipated to be nonrecurring in most respects.

General

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this prospectus.  We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own observations.  For example, our outside counsel agreed to accept shares of common stock to settle his fee. However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity.  Additionally, issuance of restricted shares would necessarily dilute the percentage of ownership interest of our stockholders.

Liquidity

At December 31, 2009, we had cash and cash equivalents of $11,737.

Certain of our debt mitigation arrangements require that our fees be placed in an escrow account and not distributed to us until our client, the debtor, meets all of the terms of the agreed-upon settlement. Therefore, a significant portion of the fees and revenue earned by us is deferred for extended period of time. These deferrals create significant cash flow pressures on our operations. If we do not find short-term sources of debt or equity, we may not be able to meet our obligations and remain a going concern.

During the fiscal year ended September 30, 2009, cash used by operating activities was $15,234, consisting primarily of the net loss of $378,171 offset by:
•	Expenses settled without cash, including depreciation of $1,305, amortization of financing costs of $10,628, imputed interest costs $389 and stock-based compensation of $3,763,921.
•	Significant increases in liabilities, particularly accrued expenses ($189,507) and unearned revenue ($216,948)

Cash used in Investment Activities during the fiscal year ended September 30, 2009 was $9,170 consisting of the purchase of office equipment.

Cash provided by Financing Activities during the fiscal year ended September 30, 2009 was $33,100 consisting of:
•	Proceeds from the sale of common stock of $21,100.
•	Proceeds from Note Payable –Related Party of $27,000 less repayment of $20,000.
•	Proceeds from Loan Payable-Related Party of $8,800 less repayment of $3,800.

Private capital, if sought, will be sought from former business associates of our three officers or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares of our common stock to compensate employees/consultants and independent contractors wherever possible.

We have been a public reporting company since filing a registration statement on Form 10 in October 2006 and, as such, incur and will continue to incur additional significant expenses for legal, accounting and related services. These obligations reduce our ability and resources to expand our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts.

During the fiscal year ended September 30, 2009, we financed our deficits through loans from related parties (in the total gross amount of $35,800), issuance of restricted shares and growth of unpaid current liabilities. That strategy is unlikely to be successful on an ongoing basis, and there are no commitments from the related parties who provided loans that they are willing or able to make additional loans. Therefore, we need to increase our cash flow from operations or establish a source of debt or equity financing.

We do not have any current plans to raise funds through the sale of securities except as set forth herein.  We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons and/or firms providing services to us, although there can be no assurances that we will be successful in any of those efforts.  However, these actions, if successful, will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of TIA because the shares may be issued to parties or entities committed to supporting existing management.

Recently Issued Accounting Pronouncements

The United States Securities and Exchange Commission adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002. Commencing with our annual report for the year ended September 30, 2010, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement.

▪	of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting;

▪	of management’s assessment of the effectiveness of our internal control over financial reporting as of year-end; and

▪	of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, in the following fiscal year, it is required to file the registered accounting firm’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In June 2009, the FASB approved the FASB Accounting Standards Codification (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP as of July 1, 2009.  The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009.  The adoption did not have a material impact on the Company’s financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-04, Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99 which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98, Classification and Measurement of Redeemable Securities.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05, Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value, which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This Update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques:

1. A valuation technique that uses:

a. The quoted price of the identical liability when traded as an asset

b. Quoted prices for similar liabilities or similar liabilities when traded as assets.

2. Another valuation technique that is consistent with the principles of topic 820; two examples would  be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08, Earnings Per Share – Amendments to Section 260-10-S99, which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-09, Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees.  This Update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12, Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent), which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this Update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this Update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this Update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this Update, such as the nature of any restrictions on the investor’s ability to redeem its investments a the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this Update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its financial position, results of operations or cash flows.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-01 Equity Topic 505 – Accounting for Distributions to Shareholders with Components of Stock and Cash, which clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share).  Those distributions should be accounted for and included in EPS calculations in accordance with paragraphs 480-10-25- 14 and 260-10-45-45 through 45-47 of the FASB Accounting Standards codification.  The amendments in this Update also provide a technical correction to the Accounting Standards Codification.  The correction moves guidance that was previously included in the Overview and Background Section to the definition of a stock dividend in the Master Glossary.  That guidance indicates that a stock dividend takes nothing from the property of the corporation and adds nothing to the interests of the stockholders.  It also indicates that the proportional interest of each shareholder remains the same, and is a key factor to consider in determining whether a distribution is a stock dividend.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-02 Consolidation Topic 810 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification, which provides amendments to Subtopic 810-10 and related guidance within U.S. GAAP to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to the following:

1	A subsidiary or group of assets that is a business or nonprofit activity

2	A subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture

3	An exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity (including an equity method investee or joint venture).

The amendments in this Update also clarify that the decrease in ownership guidance in Subtopic 810-10 does not apply to the following transactions even if they involve businesses:

1	Sales of in substance real estate. Entities should apply the sale of real estate guidance in Subtopics 360-20 (Property, Plant, and Equipment) and 976-605 (Retail/Land) to such transactions.

2
Conveyances of oil and gas mineral rights.  Entities should apply the mineral property conveyance and related transactions guidance in Subtopic 932-360 (Oil and Gas-Property, Plant, and Equipment) to such transactions.

If a decrease in ownership occurs in a subsidiary that is not a business or nonprofit activity, an entity first needs to consider whether the substance of the transaction causing the decrease in ownership is addressed in other U.S. GAAP, such as transfers of financial assets, revenue recognition, exchanges of nonmonetary assets, sales of in substance real estate, or conveyances of oil and gas mineral rights, and apply that guidance as applicable. If no other guidance exists, an entity should apply the guidance in Subtopic 810-10.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements.  There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made.  Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not as yet noted a significant seasonal impact in our business.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS

TIA was incorporated in the State of Delaware on August 17, 2006 and filed a Certificate for Renewal and Revival of Charter in Delaware which is set forth in Exhibit 3.3. From inception to August 2008, we were considered a "blank check company" which is defined by the SEC as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act of 1934, as amended, (the “Exchange Act”) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 of the Securities Act of 1933, as amended (the “Securities Act”), the Company also was a “shell company,” because it had no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management did not intend to undertake any efforts to cause a market to develop in its securities, either debt or equity, until the Company commenced revenue producing operations.

 On August 20, 2008 we entered into and consummated a Securities Purchase Agreement (“SPA”). Under the terms of the Purchase Agreement, Ralph Porretti, Jim McAlinden and Peter Ng, our three current officers and directors, acquired an aggregate 13,500,000 common shares of TIA at $.0001 per share. Mr. Porretti is TIA’s chief executive officer and chairman; Mr. McAlinden is TIA’s president, chief financial officer and director; and Mr. NG is TIA’s secretary, vice president and director.  Mrs. Mary Passalaqua, our sole officer, director and shareholder before consummation of the SPA, submitted her resignation letter that became effective after the consummation of the SPA and received 1,500,000 shares of our common stock.

           Shortly after the consummation of the SPA, we began operating a debt mitigation business d/b/a National Mitigation Specialists ("NMS"). We believe that the economic recession that impacted the United States in 2008 and 2009 resulted in many debt defaults and delinquencies. Many of the people who are delinquent are responsible people who were impacted by the recession and could restore their credit standing and meet their obligations in the future if they receive a fair opportunity to do so. We established our business to provide reasonable opportunities for these types of responsible people.

General Overview

NMS is a financial advisory firm dedicated to assisting:

•	people who are delinquent with credit card or other debts, and

•	both homeowners and financial mortgage institutions in the prevention of property foreclosures.

NMS is engaged both by debtors and by legal counsel representing debtors.

Mission

NMS hopes to achieve its business plan by marketing an integrated debt mitigation package of services that provides, under the umbrella of the National Mitigation Specialists brand name, both mortgage and unsecured debt (credit cards and credit lines) modification services. This stands in contrast to the current typical industry practice of focusing solely on mortgage mitigation, which fails to address the homeowner’s total financial burden and offers the lending institutions only a partial assessment of the risks involved.

Target

We currently perform substantially all of our services in the New York Metropolitan Area and the counties that surround it.

Our  geographic rollout strategy will initially focus on expanding throughout the Eastern region of the US, from Boston to Miami and then expanding into the balance of the top foreclosure markets. Key targets will be cities and counties with the highest foreclosure and unemployment rates. We cannot predict the timing or likelihood of achieving this goal.

Method of Operation

a.	Strategic Alliances with Mortgage Institutions:

To reinforce our marketing/distribution efforts and strengthen our brand awareness and authority image, NMS has developed relationships with the Mitigation and Underwriting Departments of key Financial Lending Institutions in the mortgage field. We also receive referrals from and/or are engaged by legal counsel having clients in need of debt mitigation services.

b.	Business/Revenue Model:

NMS intends to and has been generating its revenues directly from clients seeking loan modification services.  The general price for mortgage mitigation services is $2,750 per modification program.  Once we complete an analysis of the client’s financial condition to determine whether a reasonable mitigation strategy can be developed and honored by our client. NMS attempts to renegotiate loan amounts and new payment schedules with the affected mortgage lenders and/or credit card companies. The process generally consists of two steps:

•	stop foreclosure proceedings, and

•	negotiate new terms to the mortgage which may include reduced interest, lengthier term or forgiveness of a portion of the mortgage.

The total process may require six months or more following the agreement of the mortgage holder to delay foreclosure proceedings.

NMS also works with clients having delinquent credit card and other debt. This process starts with an analysis of the client’s financial condition to determine whether a reasonable mitigation strategy can be developed and honored by our client. If we believe that there is a realistic proposal that our client can execute, we attempt to negotiate a settlement with the creditor(s). Most settlements involve a reduction in outstanding debt (generally ranging up to 40%) and an agreed-upon monthly payment schedule. Our fee normally equals 15% of the total debt and is collected in an escrow account as part of the client's monthly payments to the creditor(s). We are normally not entitled to the cash associated with the fee until the client has completed making the agreed-upon payments or some other milestone has been achieved. Therefore, the receipt of payment may require an extended period of time.

Marketing

Our current and proposed activities are described on our website, www.nmspecialists.com, which provides information relating to us, including our integrated debt modification programs and debt negotiation and what we believe to be customer benefits of these programs.

Our current marketing efforts consist principally of:

•	word of mouth marketing from clients and legal counsel, and

•	print and radio advertising.

The sales core of the NMS long-term business model is intended to be a 100 seat national call center.  Its location will be selected on an opportunistic basis with maintenance of a low overhead a key decision factor.

c.	Home Owners in Foreclosure - Summary Plan of Action;
i.	NMS consultants contact client, review financials and prepare modification program,
ii.	Call center fields queries and refers them to NMS consultants; and
iii.	NMS consultants contact mortgage lenders and credit card companies to renegotiate debt and monthly payments.

d.	The Mortgage Modification Process

1.
Initial Consultation – The Call Center fields inquiries and alerts the Company.  A NMS Consultant calls the prospect at no cost and obtains basic details of the foreclosure situation to determine if its modification services are applicable and whether the prospect wants to make use of them.

2.
Post Assessment and Evaluation –The Prospect hires NMS and a determination is made as to the best approach to take to resolve his/her financial problems.  Part of this determination is the evaluation of a hardship letter prepared by the Client explaining the cause of his/her financial difficulties.  This is supported by a detailed analysis of the Client’s situation including a rundown of his/her expenses and income. Analyses are reviewed by a member of Management before any decisions are made.

3.
Lender Notification – At this stage of the process the Client’s lender is contacted.  Once the lender accepts NMS as an intermediary, the NMS Consultant begins to work directly with the lender to get the debt relief that is needed to avoid foreclosure.

4.	Documentation Preparation – NMS puts together a total financial profile of the Client for submission to the lender.

5.	Proposal Submission – At this state NMS submits the Client’s financial profile to the lender for review and consideration.

6.
Negotiations – Here NMS negotiates with the lender to find the best possible financial payment plan to avoid a foreclosure.  The Client is kept totally in the loop during this process to insure that the final terms of the negotiations are acceptable.  The lending institution should welcome the professional approach that NMS takes at this point in the modification process and normally accepts the deal as suggested or modified.  This allows for the property owner to maintain his/her payments current and keeps the bank’s liquidity flowing.

7.	Resolution – NMS presents the Client with the agreed upon solution and necessary documents from the lender to sign.

Competition

Competition in our industry is intense and most of our competitors have greater financial and other resources than do we. Competition will come from a wide variety of debt mitigation firms many of which have more employees, finances and other resources and greater name recognition that we do. In addition, many lawyers and law firms are involved in debt mitigation services.

The current recessionary financial situation in the U.S. regarding both mortgage defaults and credit card defaults has encouraged numerous companies to begin offering their services to persons in default through constant and enumerable radio and television broadcasts.

Intellectual Property

We have no patents or trademarks.

Employees

At April 20, 2010 we had three officers and directors. Each of these three officers has employment agreements calling for annual salaries of $104,000 payable when we have the cash to do so.

Each of the three officers, Ralph Porretti, James McAlinden, and Peter Ng, received 41,743,666 shares of common stock during the fiscal year ended September 30, 2009 as compensation. The shares were valued at $0.03 per share and an aggregate of $3,756,930 was recorded as compensation expense. All cash and stock-based compensation relating to these three officers is included in the caption, Management Fees, in our income statement.

 We also retain the services of 14 additional individuals on a subcontract basis.  Nine of these contractors are sales consultants and five are mortgage and debt negotiators. The costs of these contractors is included in the caption, Office Expenses, in our income statement.

Property

The Company rents approximately 1,800 square feet of office space at 1171 Victory Boulevard, Staten Island, NY 10314. The lease is for three years and commenced on July 1, 2009 and terminates May 31, 2012 with payments as follows:

•	July 1, 2009 to May 31, 2010: $2,800 per month:

•	July 1, 2010 to May 31, 2011: $2,884 per month and

•	July 1, 2011 to May 31, 2012: $2,971 per month.

The lease does not contain a renewal clause. We do not own any real property. We are also required to carry $1,000,000 General Public Liability Insurance.

Litigation

There is no pending material legal proceedings to which we are a party, and we are not aware of any are contemplated or threatened.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Position

Ralph Porretti	61	Chairman, Chief Executive Officer
James McAlinden	60	Director, President and Chief Financial Officer
Peter Ng	32	Director, Secretary and Vice President of Operations

Ralph Porretti -  became chairman and chief executive officer of TIA in August 2008. Prior to that he was a consultant to Manhattan Mitigation, Inc. from February 2007 to June 2008 and was the managing partner at Verde Funding Corporation in New York City and president of its Real Estate Division from February 2002 until January 2007. Overall he has more than 25 years experience as a senior manager.

James McAlinden - became our president and chief financial officer in August 2008. Prior to that from 2002 until December 2005, Mr. McAlinden served in various executive positions, including chief financial officer, of AIT Wireless (in Lakeland, Florida) and a predecessor, AirNet which merged into AIT Wireless. From January 2006 until June 2006, he served as an independent consultant. He served in various executive capacities including chief financial officer and chief operating officer, of Nexgen Biofuels, Inc.(in Wesley Chapel, Florida) from August 2006 through February 2008. He holds a Bachelors Degree in Accounting from Sir George Williams (Concordia) University.

Peter Ng - became our secretary and vice president of operations in August 2008. Prior to that he served as a senior manager at Berkshire Financial Group, Inc. (in New York City) from February 2002 until January 2004. He held various management positions with Guaranteed Home Mortgage Company (in New York City) from February 2004 until March 2008.

The directors are not related to each other. However, Messrs. Porretti and McAlinden worked together on projects in the 1980s and 1990s. Messrs. Porretti and Ng worked together on projects with their firms for several years before joining TIA.

Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not have any director independence requirements.

Currently we have only three officers and directors (the same persons) and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

We currently have no standing committees and our entire board of directors serves as our audit and compensation committees.

Code of Business Conduct and Ethics

In January 2010 we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our CEO and principal financial officers and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

•	honest and ethical conduct,
•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,
•	compliance with applicable laws, rules and regulations,

•	the prompt reporting violation of the code, and
•	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics is filed with the Securities and Exchange Commission as exhibit 99.2 to our registration statement of which this prospectus is a part.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  All directors’ terms of office expire on September 30, 2010. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently three, one for each officer) and serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the TIA board of directors will establish an audit committee and a compensation committee.  We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.  The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.  See “Executive Compensation” hereinafter.

All directors will be reimbursed by TIA for any expenses incurred in attending directors' meetings provided that TIA has the resources to pay these fees.  TIA will consider applying for officers and directors liability insurance at such time as it has the resources to do so.

Summary Executive Compensation Table

The following table shows, for the fiscal year ended September 30, 2009, compensation awarded to or paid to, or earned by, our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer  (the “Named Executive Officers”).

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total Compensation ($)

Ralph Porretti, Chief Executive Officer	2009	$52,000	—	$1,252,310	—	—	—	—	$1,304,310

James McAlinden, President and CFO	2009	$52,000	—	$1,252,310	—	—	—	—	$1,304,310

Peter Ng, VP Operations	2009	$52,000	—	$1,252,310	—	—	—	—	$1,304,310

Each of the three officers received 41,743,666 shares of common stock as compensation. The shares were valued at $0.03 per share and an aggregate of $3,756,930 was recorded as compensation expense.

Each officer has an employment agreement that calls for an annual salary of $104,000 to be paid based on our cash balances and ability to pay. If amounts are not paid, they will be accrued until paid. The employment agreements can be terminated by either party. If terminated by us without cause, the termination will require severance payments.

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards.

PRINCIPAL SHAREHOLDERS

As of April 20, 2010, we had 165,186,483 shares of common stock outstanding which are held by 178 shareholders of record. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of April 20, 2010; of all directors and executive officers of TIA; and of our directors and officers as a group.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(a)	Amount of Beneficial Ownership(b)	Percent of Class
			Before Offering	After Offering(c)

Common	Ralph Porretti	44,366,667	26.9	23.6

	James McAlinden	46,166,666	27.9	24.6

	Peter Ng	45,516,667	27.6	24.3

	JW Financial LLC	15,000,000	9.1	0

	All Directors and Officers as a group (3 persons)	136,050,000	82.4	72.5

(a) The address for Messrs. Porretti, McAlinden and Ng is 1761 Victory Boulevard, Staten Island, NY 10314.
(b) Unless otherwise indicated, TIA believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.  JW Financial LLC is controlled by J. Scott Watkins. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.
(c) Assumes the sale of all of the shares registered in this offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 20, 2008 we entered into and consummated a Securities Purchase Agreement (“SPA”).  Mrs. Mary Passalaqua, our sole officer, director and shareholder before consummation of the SPA, submitted her resignation letter that became effective after the consummation of the SPA and received 1,500,000 shares of our common stock.

Each of the three officers, Ralph Porretti, James McAlinden, and Peter Ng, received 41,743,666 shares of common stock during the fiscal year ended September 30, 2009 as compensation. The shares were valued at $0.03 per share and an aggregate of $3,756,930 was recorded as compensation expense.

During the fiscal year ended September 30, 2008, we sold an aggregate of 13,500,000 shares of common stock to Messrs. Porretti, McAlinden and Ng for $0.0001 per share or an aggregate of $1,350 in accordance with the terms and conditions of the Securities Purchase Agreement filed as an Exhibit to our Form 8-K with Date of Report of August 25, 2008.

The Company received $18,208 in loans from one of its stockholders from July 28, 2008 through September 30, 2009.  The loan is due on demand and has no stated interest rate. The Company records an imputed interest rate of  8.25% per annum on this loan.

In October and November 2008 the Company received loans from its Secretary, Mr. Ng, totaling $4,000. The loan was due on demand and had no stated interest rate, the full amount was repaid in July 2009.

The Company received a $5,000 loan from its Chief Executive Officer, Mr. Porretti, in September 2009. The loan is due on demand and has a stated interest rate of 8%. The Company records imputed interest at the rate of 8% per annum on this loan.

On October 6, 2008, the Company executed an unsecured note for $27,000 from the spouse of its Secretary, Mr. Ng. The Company is to repay a total amount of $35,000, including simple interest at the rate of 28% per annum on the unpaid balance. The unpaid balance of the note at September 30, 2009 is $7,000. The Company also issued 540,000 shares of common stock as stated in the Note. The stock was issued on December 23, 2008 at $0.03 per share and recorded as a deferred financing cost in the amount of $16,200

We have determined that our directors, Ralph Porretti, James McAlinden and Peter Ng are not independent based on an analysis of the standards for independence set forth in Section 121A of the American Stock Exchange Company Guide

DESCRIPTION OF CAPITAL STOCK

Introduction

We were incorporated under the laws of the State of Delaware on August 17, 2006. TIA is authorized to issue 250,000,000 shares of common stock and 10,000,000 shares of preferred stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 10,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•	the number of shares and the designation of the series;

•
whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•	whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•	whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•
whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•
the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.  See also Exhibit 3.4 entitled Certificate of the Designations, Powers, Preferences and Rights of Series A Convertible Preferred Stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 250,000,000 shares of common stock.  There are 165,186,483 shares of our common stock issued and outstanding at April 20, 2010 that is held by 178 shareholders of record.  The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•	are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See also Plan of Distribution regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were listed on the NASDAQ, which is unlikely for the foreseeable future, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, including in connection with a change of control of TIA, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Delaware Anti-Takeover Law

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers.  This section prohibits, subject to exceptions, publicly traded Delaware corporations from engaging in a business combination, which includes a merger or sale of more than 10% of the corporation’s assets, with any interested stockholder.  An interested stockholder is generally defined as a person who, with its affiliates and associates, owns or, within three years before the time of determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.  This prohibition does not apply if:

•	the transaction is approved by the board of directors before the time the interested stockholder attained that status;

•
upon the closing of the transaction that resulted in the stockholder becoming an interest stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the start of the transaction; or

•
at or after the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares.  However, we have not opted out of this provision.  This provision of the Delaware General Corporation Law could prohibit or delay a merger or other takeover or change-in-control attempts and may discourage attempts to acquire us.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future.  Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Certain provisions of Delaware law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Dissenters' Rights - Among the rights granted under Delaware law which might be considered as material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Delaware Revised Statutes ("DRS") 92A.380-390).  This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange.  This right normally applies if shareholder approval of the corporate action is required either by Delaware law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

•	listed on a national securities exchange,

•	included in the national market system by the National Association of Securities Dealers, or

•	held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the Articles of Incorporation (our Certificate of Incorporation does not so provide) or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights - Delaware law also specifies that shareholders are to have the right to inspect company records. This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of our outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

•	the articles of incorporation, and all amendments thereto,

•	bylaws and all amendments thereto; and

•
a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Delaware law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Transfer Agent

The Transfer Agent for our common stock is Fidelity Transfer Company, 8015 South 700 East, Suite 102, Sandy, UT 84070. Its telephone number is 801-562-1300.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•	on any market that might develop;

•	in transactions other than market transactions;

•	by pledge to secure debts or other obligations;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•	in a combination of any of the above

If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in TIA to a broker-dealer as principal and the broker-dealer is acting as underwriter, TIA will file a post-effective amendment to its registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to its registration statement.

Selling stockholders will sell at a fixed price of $.10 per share until our common shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Rule 144 provides that any affiliate or other person who sells restricted securities of an issuer for his own account, or any person who sells restricted or any other securities for the account of an affiliate of the issuer of such securities, shall be deemed not to be engaged in a distribution of such securities and, therefore, not to be an underwriter thereof within the meaning of Section 2(a)(11) of the Securities Act if all of the conditions of Rule 144 are met. Conditions for sales under Rule 144 include:

a.	adequate current public information with respect to the issuer must be available;

b.
restricted securities must meet a six-month holding period if purchased from a reporting company or 12 months if purchased from a non-reporting entity, measured from the date of acquisition of the securities from the issuer or from an affiliate of the issuer because our selling security holders paid the full purchase price for the shares of our common stock covered by our registration statement the shares of our common stock covered by this registration statement have met the twelve-month holding period.

c.
sales of restricted or other securities sold for the account of an affiliate during any three month period, cannot exceed the greater of  1% of the securities of the class outstanding as shown by the most recent statement of the issuer;  (There is no 1% limitation applied to non-affiliate sales).

d.
the securities must be sold in ordinary "brokers' transactions" within the meaning of section 4(4) of the Securities Act or in transactions directly with a market maker, without solicitation by the selling security holders, and without the payment of any extraordinary commissions or fees;

e.
if the amount of securities to be sold pursuant to Rule 144 during any three month period by an affiliate exceeds 5,000 shares/units or has an aggregate sale price in excess of $50,000, the selling security holder (if an affiliate) must file a notice in Form 144 with the Commission.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act or the Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

Affiliates and/or promoters of TIA who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the date on which all shares offered by this prospectus have been sold by the selling stockholders pursuant to this registration statement or under Rule 144 or upon the withdrawal of this registration statement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by FINRA.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

SEC Rule 15g-9 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.   The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

OTCBB Considerations

OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has agreed to file a 211 application with FINRA on our behalf so as to be able to have the shares of our common stock quoted on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA; nor can we estimate as to the time period that the application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily.  The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide TIA with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 488 Madison Avenue, Suite 1100, New York, New York 10022. Gary B. Wolff, the president of Gary B. Wolff, P.C., owns 7,500,000 shares of our common stock and is a selling shareholder in this offering.

EXPERTS

The financial statements of TIA IV, Inc.  as of September 30, 2009 and for the fiscal year then ended, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Traci J. Anderson, CPA given on the authority of such firm as experts in accounting and auditing. The financial statements of TIA IV, Inc.  as of September 30, 2008 and for the fiscal year then ended, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Marcum LLP, formerly known as Marcum & Kliegman LLP, given on the authority of such firm as experts in accounting and auditing.

Change in Independent Registered Public Accounting Firms

a)
Effective as of October 8, 2009 upon the authorization and approval of our Board of Directors, TIA dismissed Marcum LLP, formerly known as Marcum & Kliegman LLP (“MK”), as our independent registered public accounting firm.

The report of MK on our financial statements as of and for the fiscal year ended September 30, 2008 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that MK’s report for the fiscal year ended September 30, 2008 contained an explanatory paragraph regarding uncertainties about our ability to continue as a going concern.

During the fiscal year ended September 30, 2008, and through August 25, 2009, there were no disagreements with MK on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure.

b)	Effective as of August 25, 2009 upon the authorization and approval of our Board of Directors, we engaged Traci J. Anderson, CPA as our independent registered public accounting firm.

No consultations occurred between us and Traci J. Anderson, CPA during the fiscal year ended September 30, 2008 and through August 25, 2009 regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on the registrant’s financial statements, or financial reporting issue, or (ii) any matter that was the subject of disagreement or a reportable event requiring disclosure under item 304 (a) (1) (iv) or (v) of regulation S-K.

UNAUDITED INTERIM STATEMENTS

The information for the interim period ended December 31, 2009 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

 TIA are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, since we filed a registration statement on Form 10 in October 2006.  Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

TIA lV, Inc.
1761 Victory Boulevard
Staten Island, NY 10314
718-442-6272

TAI IV, INC.

September 30, 2009 and 2008

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
TIA IV, Inc.

I have audited the accompanying balance sheets of TIA IV, Inc. (“The Company”) as of September 30, 2009, and the related statements of income, stockholders’ equity and comprehensive income, and cash flows for the fiscal year then ended.  These financial statements are the responsibility of the company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TIA IV, Inc. as of September 30, 2009, and the results of its operations and its cash flows for the fiscal year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As more fully described in Note 2, the Company had a net stockholders' deficiency of $327,990 and a working capital deficiency of $345,037 at September 30, 2009.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding those matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Traci J. Anderson, CPA

Traci J. Anderson, CPA
Huntersville, NC
December 18, 2009, except for Note 6 as to which the date is March 31, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
TIA IV, Inc.

We have audited the accompanying balance sheet of TIA IV, Inc. (a development stage company) (the “Company”) as of September 30, 2008, and the related statements of operations, changes in stockholders’ net deficiency and cash flows for the fiscal year then . These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TIA IV, Inc. (a development stage company), as of September 30, 2008, and the results of its operations and its cash flows for the fiscal year then ended in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred a deficit accumulated during the development stage of $55,009 and cash flows used in operating activities of $41,164 during the development stage. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ Marcum LLP
Marcum LLP (formerly known as Marcum & Kliegman LLP)
New York, New York
January 12, 2009

TIA IV, INC.
BALANCE SHEETS
SEPTEMBER 30, 2009 AND 2008

	2009	2008
ASSETS
CURRENT ASSETS:
CASH	$11,112	$1,093
ACCOUNTS RECEIVABLE	6,779	0
PREPAID EXPENSES	94,485	0
TOTAL CURRENT ASSETS	112,376	1,093

OTHER ASSETS:
PROPERTY AND EQUIPMENT (net of Accumulated Depreciation of $1,305 and $-0-)	7,865	0
SECURITY DEPOSIT	3,610	0
DEFERRED FINANCING COSTS, NET	5,572	0
TOTAL OTHER ASSETS	17,047	0
TOTAL ASSETS	$129,423	$1,093
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
ACCOUNTS PAYABLE	10,750	11,298
ACCRUED EXPENSES	189,507	0
NOTE PAYABLE - RELATED PARTY	7,000	0
LOANS PAYABLE – STOCKHOLDERS	23,208	18,208
LOAN PAYABLE – OTHERS	10,000	10,000
UNEARNED REVENUES	216,948	0
TOTAL LIABILITIES	457,413	39,506

STOCKHOLDERS' DEFICIENCY
PREFERRED STOCK, $.0001 par value; 10,000,000 shares authorized -0-issued	0	0
COMMON STOCK, $.0001 par value; 250,000,000 shares authorized, 157,686,483 and 16,390,628 shares issued and outstanding in 2009 and 2008	15,768	1,639
ADDITIONAL PAID-IN CAPITAL (Revised—see note 6)	3,810,752	14,957
ACCUMULATED DEFICIT (Revised—see note 6)	(4,154,510)	(55,009)
TOTAL STOCKHOLDERS' DEFICIENCY	(327,990)	(38,413)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$129,423	$1,093

The accompanying notes are an integral part of these Financial Statements.

TIA lV, INC.
STATEMENTS OF OPERATIONS
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2009 and 2008

	2009	2008

MITIGATION REVENUE	$146,738	$0
DEBT NEGOTIATION REVENUE	12,275	0
TOTAL REVENUES	159,013	0
DIRECT COSTS	(71,697)	0
GROSS PROFIT	87,316	0

EXPENSES:
OFFICE EXPENSES	(108,640)	0
RENT EXPENSE	(20,150)	0
ADVERTISING EXPENSE	(61,334)	0
BANK SERVICE CHARGES	(1,277)	0
TRAVEL & ENTERTAINMENT EXPENSES	(3,301)	0
CONSULTING EXPENSES	(9,443)	0
VEHICLE EXPENSES	(357)	0
REPAIRS AND MAINTENANCE	(10,523)	0
UTILITIES	(4,039)	0
TELEPHONE	(8,940)	0
ASSOCIATION DUES	(430)	0
MANAGEMENT FEES (Revised—see note 6)	(3,883,830)	0
ACCOUNTING FEES	(50,649)	(15,000)
LEGAL FEES	(5,619)	(3,309)
OTHER FORMATION COSTS	0	(5,726)
SELLING, GENERAL & ADMINISTRATIVE EXPENSES	(4,168,532)	(24,035)
DEPRECIATION EXPENSE	(1,305)	0
TOTAL EXPENSES	(4,169,837)	(24,035)

LOSS FROM OPERATIONS	(4,082,521)	(24,035)
OTHER INCOME/(EXPENSE)
INTEREST EXPENSE	(16,980)	(1,507)

NET LOSS	$(4,099,501)	$(25,542)

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING-BASIC AND DILUTED	90,562,092	2,766,138
NET LOSS PER SHARE-BASIC AND DILUTED	$(0.05)	$(0.009)

The accompanying notes are an integral part of these Financial Statements.

TIA IV, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2009 AND 2008

	Common Stock	Shares Amount	Additional Paid in Capital	Deficit Accumulated During the Development Stage	Deficit Accumulated During Operations	Total Stockholders' Deficiency

Balance at October 1, 2007	1,000,000	$100	$932	$(29,467)	$-	$(28,435)

Common shares issued on August 20, 2008 at $0.0001 per share	13,500,000	1,350	-	-	-	1,350

Common shares issued in connection with separation agreement on August 20, 2008 at $0.0001 per share	1,500,000	150	-	-	-	150

Common shares issued on August 20, 2008 at $0.03 per share	386,628	39	11,560	-	-	11,599

Common shares issued on August 20, 2008 at $0.25 per share	4,000	-	1,000	-	-	1,000

Imputed interest on loans from stockholders	-	-	1,465	-	-	1,465

Net loss for the year ended September 30, 2008	-	-	-	(25,542)	-	(25,542)

Balance at September 30, 2008	16,390,628	1,639	14,957	(55,009)	-	(38,413)

Commencement of revenue producing operations	-	-	-	55,009	(55,009)	-

Common shares issued for services	233,025	23	6,968	-	-	6,991

Common shares issued as per note payable agreement at $0.030 per share	540,000	54	16,146	-	-	16,200

Common shares sold	15,291,830	1,529	26,637	-	-	28,166

Common shares issued for compensation (Revised—see note 6)	125,231,000	12,523	3,744,407	-	-	3,756,930

Imputed Interest on loans from stockholders	-	-	1,637	-	-	1,637

Net loss for the year ended September 30, 2009 (Revised—see note 6)	-	-	-	-	(4,099,501)	(4,099,501)

Balance September 30, 2009	157,686,483	$15,768	$3,810,752	$-	$(4,154,510)	$(327,990)

The accompanying notes are an integral part of these financial statements.

TIA lV, INC.
STATEMENTS OF CASH FLOWS
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2009 and 2008

	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(4,099,501)	$(25,542)
Adjustment to reconcile net loss to net cash used in operating activities
Depreciation Expense	1,305	0
Amortization of Financing Costs	10,628	0
Imputed Interest Costs	1,637	1,465
Stock-based compensation and payments (Revised—see note 6)	3,763,921	150
Changes in assets and liabilities :
Increase in Accounts Receivable	(6,779)	0
Increase in Prepaid Expenses	(94,485)	0
Increase in Security Deposits	(3,610)	0
Increase (Decrease) in Accounts Payable	(548)	6,963
Increase in Accrued Expenses	189,507	0
Increase in Unearned Revenues	216,948	0

NET CASH USED IN OPERATING ACTIVITIES	(20,977)	(16,964)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Property and Equipment	(9,170)	0
NET CASH USED IN INVESTING ACTIVITIES	(9,170)	0

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the sale of common stock	28,166	13,949
Proceeds from Note Payable related party	27,000	4,087
Repayment of Note Payable - Related Party	(20,000)	0
Proceeds from Loan Payable - Related Party	8,800	0
Repayment of Loan Payable - Related Party	(3,800)	0
NET CASH PROVIDED BY FINANCING ACTIVITIES	40,166	18,036

NET INCREASE IN CASH	10,019	1,072
CASH AT BEGINNING OF YEAR	1,093	21
CASH AT END OF YEAR	$11,112	$1,093

The accompanying notes are an integral part of these Financial Statements.

TIA lV, INC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Organization, Business and Operations

TIA IV, Inc. (the “Company”) was incorporated in Delaware on August 17, 2006, with an objective to acquire, or merge with, an operating business.  At inception until October 1, 2008, the Company is a development stage company as defined by FASB Accounting Standards Codification 720-915, Accounting and Reporting by Development Stage Enterprises.

On August 20,  2008 the Company entered into and consummated a Securities Purchase Agreement. Under the terms of the Purchase Agreement, Ralph Porretti, James McAlinden and Peter Ng acquired 13,500,000 common shares of the Company at $.0001 per share. On October 1, 2008, the Company commenced operations as a debt mitigation firm, doing business as National Mitigation Specialists, dedicated to:

•	people who are delinquent with credit card or other debts, and

•	both homeowners and financial mortgage institutions in the prevention of property foreclosures.

It ceased being a development stage company in October 2008.

NOTE 2 - Going Concern

The Company commenced revenue producing activities in October 2008. At September 30, 2009, it had a net stockholders' deficiency of $327,990 and a working capital deficiency of $345,037. These factors raise substantial doubt about the Company’s continued existence as a going concern. The Company's continuation as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The Company is attempting to increase its marketing and expand its business and legal contacts to expand business opportunities. It also is investigating sources for debt or equity financing. However, the Company cannot predict the likelihood of it being successful in its efforts to increase revenue or obtain financing to remain a going concern.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 - Summary of Significant Accounting Policies

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts.  The Company considers revenue realized or realizable and earned when all of the following criteria are met:

(i)	persuasive evidence of an arrangement exists,

(ii)	the services have been rendered and all required milestones achieved,

(iii)	the sales price is fixed or determinable, and

(iv)	collectability is reasonably assured.

Net  Loss Per Common Share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of September 30, 2009.

Income Taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company recognized a deferred tax asset of approximately $1,454,000 as of September 30, 2009 primarily relating to costs incurred during its first year of operation. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. The Company considers projected future taxable income and tax planning strategies in making this assessment. At present, the Company does not have a history of income to conclude that is more likely than not that the Company will be able to realize  its tax benefits; therefore, a valuation allowance of $1,454,000 was established for the full value of the deferred tax asset.

A reconciliation of the expected federal statutory rate of 34% to the Company’s actual rate as reported for each of the periods presented is as follows:

	Year Ended September 30, 2009	Year Ended September 30, 2008
Expected Statutory Rate	34.0%	34.0%
State income tax rate, net of federal benefit	7.1%	7.1%
City income tax rate, net of federal benefit	8.5%	8.5%
	49.6%	49.6%
Valuation Allowance	-49.6%	-49.6%
Net Actual Rate	0.0%	0.0%

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”).  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

In accordance with ASC 740, interest costs related to unrecognized tax benefits are required to be calculated (if applicable) and would be classified as “Interest expense, net” in the statements of operations.  Penalties would be recognized as a component of “general and administrative expenses.”  No interest or penalties were recorded or incurred in 2009 or 2008.

The Company’s uncertain tax positions are related to tax years that remain subject to examination by relevant tax authorities.  The Company files income tax returns in the United States (federal), New York State and New York City.  The Company is subject to federal and state income tax examinations by tax authorities for all years since inception.  As of September 30, 2009, no liability for unrecognized tax benefits was required to be recorded.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments. The Company’s note payable approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangement at September 30, 2009.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at September 30, 2009, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the interim period ended September 30, 2009.

Stock Based Compensation

The Company accounts for stock-based compensation using the fair value method following the guidance set forth in section 718-10 of the FASB Accounting Standards Codification which requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost is recognized over the period during which an employee is required to provide service in exchange for the award, the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. All shares issued to employees to date were for services already rendered. Total stock-based compensation recognized was $3,763,921 and $150, respectively, for the fiscal years ended September 30, 2009 and 2008.

The Company does not have a Stock Option Plan put in place.

Recently Issued Accounting Standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended. Commencing with the Company’s Annual Report for the year ending September 30, 2010, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-K.

In June 2009, the FASB approved the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP which commenced on July 1, 2009.  The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009.  The adoption did not have a material impact on the Company’s financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-04, Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99, which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98, Classification and Measurement of Redeemable Securities.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05, Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value, which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This Update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this Update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this Update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08, Earnings Per Share – Amendments to Section 260-10-S99, which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-09, Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees.  This Update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12, Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent), which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this Update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this Update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this Update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this Update, such as the nature of any restrictions on the investor’s ability to redeem its investments a the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this Update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 4 – Loans Payable

Stockholders and officers

The Company received $18,208 in loans from one of its stockholders from July 28, 2008 through September 30, 2009.  The loan is due on demand and has no stated interest rate. The Company records an imputed interest rate of 8.25% per annum on this loan.

In October and November 2008 the Company received loans from its Secretary totaling $4,000. The loan was due on demand and had no stated interest rate. The full amount was repaid in July 2009.

The Company received a $5,000 loan from its Chief Executive Officer in September 2009. The loan is due on demand and has a stated interest rate of 8%. The company records imputed interest at the rate of 8% per annum on this loan.

Other

On March 16, 2007 the Company received a $10,000 loan from an outside party. The loan is noninterest-bearing and has no stated repayment date.   The Company has not recorded imputed interest on this loan.

Related Party / Deferred Financing Costs, Net

On October 6, 2008, the Company executed an unsecured note for $27,000 from the spouse of the Company's Secretary. The Company is to repay a total of $35,000, including simple interest at the rate of 28% per annum on the unpaid balance. In December 2008, the Company issued 540,000 shares of common stock as specified by the Note. The stock was issued at an agreed-upon $0.03 per share and recorded as a deferred financing cost in the amount of $16,200.  A summary of the deferred financing costs as of September 30, 2009 and accumulated amortization is as follows:

Value allocated to deferred financing cost	$16,200
Less: accumulated amortization	(10,628)
Deferred Financing Costs, Net	$5,572

These deferred financing costs are being amortized over the term of the note. Amortization expense with respect to deferred financing costs amounted to $10,628, for the year ended September 30, 2009, and is included as a component of interest expenses in the accompanying statement of operations.

The balance of the note that remains outstanding as of September 30, 2009 is $7,000

NOTE 5 – Stockholders' Deficit

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. No preferred shares were issued or outstanding at September 30, 2009.

Common Stock

The Company is authorized to issue 250,000,000 shares of common stock. At September 30, 2009 there were 157,686,483 shares of common stock outstanding.

During the Fiscal Years ended September 30, 2009 and 2008, the following issuances of shares were made:

	Shares		$
Common shares sold to Messrs. Porretti, McAlinden and Ng for $0.0001 per share on August 20, 2008	13,500,000		1,350

Shares issued to Ms. Mary Passalaqua on August 20, 2008 for $0.0001 per share as part of her separation and resignation agreement	1,500,000		150

Shares sold on August 20, 2008 for $0.03 per share	386,628		11,599

Shares sold on August 20, 2008 for $0.25 per share	4,000		1,000

Shares issued during the Fiscal Year Ended September 30, 2008	15,390,628		$14,099

In October and November 2008 the Company issued shares of common stock for services with the shares being valued at $0.03 per share	233,025		6,991

Issuance of shares on December 23, 2008 to wife of the Company's secretary in connection with the receipt of a $27,000 loan from her	540,000	(1)	16,200

Sale of shares of common stock in November 2008 for $0.03 per share	93,330		2,800

In January through June 2009 the Company issued shares of common stock for services with the shares being valued at $0.03 per share	165,500		7,066

In September 2009, the Company sold shares of common stock	15,033,000		18,300

Common shares issued as compensation with the shares value at approximately $0.03 per share (Revised—see note 6)	125,231,000		3,756,930

Total shares issued during fiscal year ended September 30, 2009	141,295,855		$3,808,287

(1) The Company issued 540,000 shares of common stock as specified in the Note due to the wife of the Company's secretary. The stock was issued on December 23, 2008 at $0.03 per share and recorded as a deferred financing cost in the amount of $16,200. These deferred financing costs are being amortized over the term of the note. Amortization expense with respect to these deferred financing costs amounted to $10,628 for the year ended September 30, 2009

NOTE 6—Revised Value Per Share for Stock-based Compensation

In 2009, the Company issued 125,231,000 shares of its common stock as compensation to three officers.  Initially, these shares were valued at approximately $.000184 per share or an aggregate value of $35,600 because the Company believed that the estimated value of the shares at the date of issuance was extremely small given the very limited and restricted potential market for the shares and the Company’s negative book value.  After further consideration, the Company now believes that it is more appropriate, reasonable, and objective to estimate the value of the shares at the price per share based on the price per share of shares sold by the Company for cash.  Shares sold on or around the date of the issuance of the shares for compensation were valued at $.03 per share.  The 125,231,000 shares have now been valued at $.03 per share for an aggregate value of $3,756,930.  The Company has revised its operating results for the year ended September 30, 2009 to give effect to this change in valuation.  The table below summarizes the impact of the revision:

	September 30, 2009	September 30, 2009	Effect of
	As Originally Reported	As Revised	Change
Balance Sheet:

Additional Paid in Capital	89,422	3,810,752	(3,721,330)

Accumulated Deficit	(433,180)	(4,154,510)	3,721,330

Statement of Operations:			-

Management Fees	162,500	3,883,830	(3,721,330)

Selling, General, & Administrative Expenses	447,202	4,168,532	(3,721,330)

Total Expenses	448,507	4,169,837	(3,721,330)

Net Loss from Operations	361,191	4,082,521	(3,721,330)

Net Loss	378,171	4,099,501	(3,721,330)

Statement of Cash Flows:

Stock Based Compensation	42,591	3,763,921	(3,721,330)

NOTE 7 – Unearned Revenue

Certain of the Company's debt mitigation engagements, particularly those relating to delinquent mortgages, require upfront fees that are not considered earned until the client and the creditor execute a resolution agreement. At that point in time the unearned revenue is recognized as revenue. At September 30, 2009 unearned revenue was $216,948.

Fees for engagements paid by attorneys and those involving delinquent credit card debts, are generally earned as work is performed and do not require an executed resolution agreement to be earned.

NOTE 8 -  Commitment

The Company rents approximately 1,800 square feet of office space at 1171 Victory Boulevard, Staten Island, NY 10314. The lease is for three years and commenced on July 1, 2009 and terminates May 31, 2012 with payments as follows:

•	July 1, 2009 to May 31, 2010: $2,800 per month:

•	July 1, 2010 to May 31, 2011: $2,884 per month and

•	July 1, 2011 to May 31, 2012: $2,971 per month.

The lease does not contain a renewal clause. We do not own any real property. We are also required to carry $1,000,000 General Public Liability Insurance.

NOTE 9 – Subsequent Events

In December 2009, the Company issued 7,500,000 shares of its common stock to its outside counsel for legal services rendered at $0.01 per share for a total of $75,000.

TIA IV, INC.
BALANCE SHEETS
DECEMBER 31, 2009 (unaudited) and SEPTEMBER 30, 2009

	December 31, 2009 (unaudited)	September 30, 2009
ASSETS
CURRENT ASSETS:
CASH	$11,737	$11,112
ACCOUNTS RECEIVABLE	8,969	6,779
PREPAID EXPENSES	66,262	94,485
TOTAL CURRENT ASSETS	86,968	112,376

OTHER ASSETS:
PROPERTY AND EQUIPMENT (net of Accumulated Depreciation of $1,814 and $1,305)	7,356	7,865
SECURITY DEPOSIT	3,610	3,610
DEFERRED FINANCING COSTS, NET	2,872	5,572
TOTAL OTHER ASSETS	13,838	17,047
TOTAL ASSETS	$100,806	$129,423
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
ACCOUNTS PAYABLE	$9,143	$10,750
ACCRUED EXPENSES	209,243	189,507
NOTE PAYABLE - RELATED PARTY	1,000	7,000
LOANS PAYABLE – STOCKHOLDERS	23,208	23,208
LOAN PAYABLE – OTHERS	10,000	10,000
UNEARNED REVENUES	178,730	216,948
TOTAL LIABILITIES	431,324	457,413

STOCKHOLDERS' DEFICIENCY
PREFERRED STOCK, $.0001 par value; 10,000,000 shares authorized -0-issued	0	0
COMMON STOCK, $.0001 par value; 250,000,000 shares authorized, 165,186,483 and 157,686,483 shares issued and outstanding	16,518	15,768
ADDITIONAL PAID-IN CAPITAL	3,885,485	3,810,752
ACCUMULATED DEFICIT	(4,232,521)	(4,154,510)
TOTAL STOCKHOLDERS' DEFICIENCY	(330,518)	(327,990)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$100,806	$129,423

The accompanying notes are an integral part of these Financial Statements.

TIA lV, INC.
STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 and 2008
(Unaudited)

	2009	2008

MITIGATION REVENUE	$168,175	$5,400
DEBT NEGOTIATION REVENUE	5,061	0
TOTAL REVENUES	173,236	5,400
DIRECT COSTS	(67,370)	(12,593)
GROSS PROFIT (LOSS)	105,866	(7,193)

EXPENSES:
OFFICE EXPENSES	(30,951)	(14,029)
RENT EXPENSE	(5,300)	(2,450)
ADVERTISING EXPENSE	(8,147)	(19,872)
BANK SERVICE CHARGES	(723)	(122)
TRAVEL AND ENTERTAINMENT EXPENSES	(367)	(807)
CONSULTING EXPENSES	(600)	(341)
VEHICLE EXPENSES	0	(237)
REPAIRS AND MAINTENANCE	(715)	(2,131)
UTILITIES	(1,123)	(550)
TELEPHONE	(6,503)	(764)
ASSOCIATION DUES	0	(430)
MANAGEMENT FEES	(43,450)	0
ACCOUNTING FEES	(6,888)	0
LEGAL FEES	(75,300)	(3,000)
OTHER FORMATION COSTS	0
SELLING, GENERAL & ADMINISTRATIVE EXPENSES	(180,067)	(44,733)
DEPRECIATION EXPENSE	(509)	(49)
TOTAL EXPENSES	(180,576)	(44,782)

LOSS FROM OPERATIONS	(74,710)	(51,975)
OTHER INCOME/(EXPENSE)
INTEREST EXPENSE	(3,301)	(4,737)

NET LOSS	$(78,011)	$(56,712)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING-BASIC AND DILUTED	158,420,179	16,575,556
NET LOSS PER SHARE-BASIC AND DILUTED	$(0.0005)	$(0.0034)

The accompanying notes are an integral part of these Financial Statements.

TIA lV, INC.
STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 and 2008
(Unaudited)

	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(78,011)	$(56,712)
Adjustment to reconcile net loss to net cash used in operating activities
Depreciation Expense	509	49
Amortization of Financing Costs	2,700	2,528
Imputed Interest Costs	483	428
Stock- based compensation	75,000	5,491
Changes in assets and liabilities :
Increase in Accounts Receivable	(2,190)	0
Increase in Prepaid Expenses	28,223	0
Increase in Security Deposits	0	(810)
Increase (Decrease) in Accounts Payable	(1,607)	1,559
Increase in Accrued Expenses	19,736	1,781
Increase in Unearned Revenues	(38,218)	15,100

NET CASH USED IN OPERATING ACTIVITIES	6,625	(30,586)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Property and Equipment	0	(3,990)
NET CASH USED IN INVESTING ACTIVITIES	0	(3,990)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the sale of common stock	0	2,800
Proceeds from Note Payable related party	0	27,000
Repayment of Note Payable - Related Party	(6,000)	0
Proceeds from Loan Payable - Related Party	0	3,800
Repayment of Loan Payable - Related Party	0	0
NET CASH PROVIDED BY FINANCING ACTIVITIES	(6,000)	33,600

NET INCREASE (DECREASE) IN CASH	625	(976)
CASH AT BEGINNING OF PERIOD	11,112	1,093
CASH AT END OF PERIOD	$11,737	$117

The accompanying notes are an integral part of these Financial Statements.

TIA lV, INC
NOTES TO FINANCIAL STATEMENTS

December 31, 2009
(unaudited)

NOTE 1— BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information.  Accordingly, they do not include all of the information and footnotes required by US GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.  Operating results for the three-month period ended December 31, 2009 are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 2010.

NOTE 2—GOING CONCERN

The Company commenced revenue-producing activities in October 2008. At December 31, 2009, it had a net stockholders' deficiency of $330,518 and a working capital deficiency of $344,356. These factors, among others, indicate that the Company's continuation as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The Company is attempting to increase its marketing and expand its business and legal contacts to expand business opportunities. It also is investigating sources for debt or equity financing. However, the Company cannot predict the likelihood of it being successful in its efforts to increase revenue or obtain financing to remain a going concern.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 3—STOCKHOLDERS’DEFICIENCY

In December 2009, the Company issued 7,500,000 shares to its outside counsel for legal services rendered at $0.01 per share for a total of $75,000.

NOTE 4—SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date of December 31, 2009 through February 18, 2010, the date these financial statements were issued.  The Management of the Company determined that there were no reportable events that occurred during that subsequent period to be disclosed or recorded.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________ , 2010 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

45,289,944 Shares
TIA lV, Inc.
Common Stock
PROSPECTUS
__ , 2010

TABLE OF CONTENTS

SUMMARY FINANCIAL DATA	4
RISK FACTORS	5
USE OF PROCEEDS	14
SELLING STOCKHOLDERS	14
DETERMINATION OF OFFERING PRICE	20
DIVIDEND POLICY	21
MARKET FOR SECURITIES	21
NOTE REGARDING FORWARD-LOOKING STATEMENTS	25
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	25
BUSINESS	34
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	38
PRINCIPAL SHAREHOLDERS	41
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	42
DESCRIPTION OF CAPITAL STOCK	43
PLAN OF DISTRIBUTION	47
LEGAL MATTERS	52
EXPERTS	53
WHERE YOU CAN FIND MORE INFORMATION	54

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$322.92
NASD Filing Fee	100.00
*Accounting fees and expenses	5,000.00
*Legal fees and expenses	45,000.00
*Transfer Agent fees	2,500.00
*Blue Sky fees and expenses	5,000.00
*Miscellaneous expenses	2,077.08

Total	$60,000.00
*Indicates expenses that have been estimated for filing purposes.

ITEM 14        INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has a provision in its charter, by-laws, or other contracts providing for indemnification of its officers and directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15        RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form S1, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs.

Immediately prior to the entry into a Securities Purchase Agreement on August 25, 2008, the Company had 1,000,000 shares of common stock issued and outstanding, all of which were owned of record and beneficially by its then president and sole officer Mary Passalaqua.

Pursuant to the terms of the Securities Purchase Agreement, Messrs. Ralph Porretti, Jim McAlinden and Peter Ng were issued 4,5000,000 each, while Mary Passalqua was issued an additional 1,5000,000 shares as consideration for her resignation from all positions held by her with the Company.  See Form 8-K/A dated August 25, 2008 as filed October 27, 2008.

Accordingly, immediately subsequent to the closing of the aforesaid Securities Purchase Agreement the total issued and outstanding shares of the Company amounted to 16,000,000. Mr. Porretti, assumed the positions of Chief Executive Officer and Director, Mr. McAlinden assumed the positions of President, Chief Financial Officer and Director and Mr. Ng assumed the positions of Secretary, Vice President and Director.

From October 16, 2008 through November 25, 2008 the Company issued an aggregate of 482,653 shares of its common stock to certain persons, all in accordance with Subscription Agreements.  No further information need be provided since Item 3.02(b) of Form 8-K states, in part, that no report need be filed when the equity security sold in the aggregate constituted less than 5% of the number of shares outstanding of the class of equity sold by a “Smaller Reporting” Company as is the case herein.

Additionally, from October 16, 2008 through January 28, 2009 the Company issued 876,497 shares to certain persons in consideration for services rendered by them to the Company.  Those shares issued similarly represented less than 5% of all outstanding Company shares at the time of their respective issuances and are not reportable as indicated above.

As of April 6, 2009 the total outstanding shares of Company common stock amounted to 17,422,483.

Each of the following persons, each of whom is an officer and director of the Company received the number of shares set forth alongside their respective names as partial renumeration for services rendered all of which shares were issued on August 13, 2009
.
Ralph Porretti	41,666,666
Jim McAlinden	41,666,666
Peter Ng	41,666,667

On September 8, 2009 the Company issued 15,000,000 shares of its common stock to JW Financial LLC for $15,000.

On December 22, 2009 the Company issued 7,500,000 to Gary B. Wolff, President of Gary B. Wolff, P.C., Company Counsel.

As of January 31, 2009 total number of shares of Company common stock outstanding amounted to 165,186,483.

The issuance of these shares referred to herein were exempt from registration in accordance with Section 4(2) of the Securities Act of 1933 as transactions by an Issuer not involving any public offering.

The Company is not aware of any arrangements which may at a subsequent date, result in a change in control.

There is no new material relationships between the Company or its affiliates and any of the parties other than as indicated herein.

See also Form 8-K/A filed December 22, 2009

ITEM 16        EXHIBITS

3.1	Articles of Incorporation
3.2	By-Laws
3.3	State of Delaware Certificate for Renewal and Revival of Charter
3.4	Certificate of Designations, Powers, Preferences and Rights of Series A Convertible Preferred Stock
5.1	Opinion of Gary B. Wolff, P.C.
10.3	Office Lease
10.11	Form of Officer Employment Agreement
Form of Subscription Agreement
14	Code of Business Conduct and Ethics
23.1	Consent of Traci Anderson, CPA
23.2	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)
23.3	Consent of Marcum LLP

The exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 17        UNDERTAKINGS

The Registrant undertakes:

We hereby undertake to :

1.           File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

5.

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchase:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of New York, Borough of Staten Island, State of New York on the __the day of April 2010.

TAI lV, Inc.

/s/ Ralph Porretti
By: Ralph Porretti, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date

/s/ Ralph Porretti		April , 2010
By: Ralph Porretti Chief Executive Officer	President, CEO, Principal Executive Officer,

/s/ James McAlinden		April , 2010
By: James McAlinden	Director, Chief Financial Officer, Chief Accounting Officer

/s/ Peter Ng		April , 2010
By: Peter Ng	Director, Secretary, Vice President of Operations